                                  Exhibit 3

                          REGISTRATION RIGHTS AGREEMENT



     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made as of the 7th day of May, 1999, by and between SangStat Medical Corporation, a Delaware corporation ("SangStat"), and Abbott Laboratories, an Illinois corporation ("Abbott").

                                    RECITALS

     WHEREAS, SangStat and Abbott are parties to the Stock Purchase Agreement, dated the Closing Date (together with all exhibits, schedules, supplements and any amendments thereto, the "Stock Purchase Agreement");

     WHEREAS, the execution and delivery of this Agreement is a condition to the Closing of the Stock Purchase Agreement; and

     WHEREAS, all terms not otherwise defined herein shall have the same meanings ascribed to them in the Stock Purchase Agreement;

     NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

     1.       REGISTRATION RIGHTS.  SangStat covenants and agrees as follows:

              1.1      DEFINITIONS.  For purposes of this Agreement:

                       (a) The term "Act" means the Securities Act of 1933, as amended.

                       (b) The term "1934 Act" shall mean the Securities Exchange Act of 1934, as amended.

                       (c) The term "Holder" means both Abbott and any transferee of Abbott to whom registration rights granted under this Agreement are assigned pursuant to Section 1.6 of this Agreement.

                       (d) The terms "register," "registered," and
"registration" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                       (e) The term "Registrable Securities" means the Common Stock of SangStat issued to Abbott pursuant to the Stock Purchase Agreement, and any Common Stock of SangStat issued as a dividend or other distribution with respect to such Common Stock.

                       (f) The term "Rule 144" shall mean Rule 144 promulgated under the Act, as amended, or any similar successor rule thereto that may be promulgated by the SEC.

                       (g) The term "SEC" shall mean the Securities and Exchange Commission.

              1.2      REGISTRATION.

                       (a) If SangStat shall receive at any time after November 15, 2001, a written request from a Holder that SangStat file a registration statement under the Act covering the registration of all of the Registrable Securities, then SangStat shall use all commercially reasonable efforts to file within 45 days of such written request, at its own expense (excluding any brokers fees or commissions) a registration statement on Form S-3 (or such other registration statement as is then available) and any related qualification or compliance with respect to all of the Registrable Securities so as to permit or facilitate the sale and distribution of all of the Registrable Securities. SangStat agrees to use reasonable commercial efforts to accelerate the effectiveness of the registration statement as soon as practicable after filing but no less than within three (3) business days of any notification by the SEC of its decision not to review the registration statement or its determination that it has completed its review of the registration statement and has no further comments for SangStat.

                       (b) SangStat agrees it will not include any additional securities of SangStat other than the Registrable Securities and will not permit any other person or entity to include any additional securities in the registration statement to be filed pursuant to this Section 1.

              1.3 OBLIGATIONS OF SANGSTAT. Whenever required under this
Section 1 to effect the registration of any Registrable Securities, SangStat shall:

                       (a) Prepare and file with the SEC a registration statement under the Act to register the resale of the Registrable Securities by the Holder and use its best efforts to cause such registration statement to become effective, and, subject to the provisions below, use its best efforts to keep such registration statement effective until the distribution contemplated in the registration statement has been completed or until the provisions of Section 1.8 hereof are applicable. If at any time after a registration statement becomes effective, SangStat advises Abbott in writing that the registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, or any prospectus comprising a part of such registration statement shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or the occurrence or existence of any pending corporate development that, in the reasonable discretion of SangStat, makes it appropriate to suspend the availability of the registration statement and the related prospectus, SangStat shall give notice to Abbott that the availability of the registration statement is suspended and Abbott shall suspend any further sale of Registrable Securities pursuant to the registration statement until Abbott has been informed in writing that the registration statement is available. With respect to pending corporate developments, SangStat shall be entitled to exercise its right to suspend the availability of the registration statement for a period exceeding not more than sixty (60) days in any six (6) month period, not to exceed in the aggregate one hundred twenty (120) days in any twelve (12) month period. With respect to material misstatements or omissions, SangStat shall use reasonable commercial efforts to amend the registration statement to correct such misstatements or omissions as soon as reasonably practicable.

                       (b) Subject to subsection 1.3(a), prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement.

                       (c) Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as the Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by the Holder.

                       (d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holder; provided that SangStat shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless SangStat is already subject to service in such jurisdiction and except as may be required by the Act.

                       (e) Amend its listing application with the Nasdaq Stock Market and any other securities exchange on which similar securities of SangStat are or become listed or quoted to include the Registrable Securities as soon as practicable after the Closing Date.

                       (f) Notify the Holder, promptly after SangStat shall have received notice thereof, of the date and time the registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed.

              1.4 INFORMATION FROM THE HOLDER. It shall be a condition precedent to the obligations of SangStat to take any action pursuant to this
Section 1 with respect to the Registrable Securities that the Holder shall furnish to SangStat the information requested on Appendix 1.4 hereto, which shall include such information regarding the Holder, the Registrable Securities held by it, and the intended method of disposition of such securities, and such other information as shall be reasonably requested by SangStat and required to effect the registration of the Registrable Securities.

              1.5 EXPENSES OF REGISTRATION. All expenses of the Holder, except underwriting discounts (if any) or commissions, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for SangStat shall be borne by SangStat; provided, however, that SangStat shall not be required to pay any legal and accounting fees incurred by the Holder.

              1.6 ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause SangStat to register Registrable Securities pursuant to this Agreement may be assigned by Abbott to a transferee of Registrable Securities only if: (a) SangStat is, prior to such transfer, furnished with written notice of the name and address of such transferee and the Registrable Securities with respect to which such registration rights are being assigned and a copy of a duly executed written instrument in form reasonably satisfactory to SangStat by which such transferee assumes all of the obligations and liabilities of its transferor hereunder and agrees itself to be bound hereby; (b) immediately following such transfer the disposition of such Registrable Securities by the transferee is restricted under the Act;
(c) such assignment includes all of the Registrable Securities then held by Abbott; PROVIDED, HOWEVER, that such share limitation shall not apply to transfers by Abbott to its subsidiaries if all such transferees or assignees agree in writing to appoint a single representative as their attorney-in-fact for the purpose of receiving any notices and exercising their rights under this Agreement, and (d) Abbott guarantees the performance of the Holder of its obligations under this Agreement.

              1.7      INDEMNIFICATION.

                       (a) The Holder will indemnify and hold harmless SangStat, as well as each of its directors, each of its officers who has signed the registration statement, affiliates, each person, if any, who controls SangStat within the meaning of the Act, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject (under the Act, the 1934 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereto) arise out of or are based upon omissions or violations (collectively, a "Violation"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by SangStat of the Act, the 1934 Act, any rule or regulation promulgated under the Act or the 1934 Act or other federal or state law, in each case to the extent that such Violation is contained in any written information furnished by the Holder for inclusion in such registration; and the Holder will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(a), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action or proceeding if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; PROVIDED, THAT, in no event shall any indemnity under this subsection 1.7(a) exceed the net proceeds from the offering received by such Holder.

                       (b) SangStat will indemnify and hold harmless a Holder, as well as each of such Holders's officers, directors, partners, legal counsel, affiliates and persons controlling Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may be subject (under the Act, the 1934 Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereto) arise out of or are based upon any of the following statements, omissions or violations (collectively, a "Violation"):
(i) any untrue statement or alleged untrue statement of a material fact contained in a registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) any omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Holder of the Act, the 1934 Act or any rule or regulation promulgated under the Act or the 1934 Act or other federal or state law, in each case to the extent that such Violation is based on any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished by SangStat in an instrument duly executed by the Holder; and SangStat will pay, as incurred, any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.7(b) in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, action, or proceeding if settlement is effected without the consent of SangStat, which consent shall not be unreasonably withheld.

                       (c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in at the indemnifying party's expense, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties at the indemnifying party's expense; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential conflicts of interests between such indemnified party and any other party represented by such counsel in such proceeding. No indemnifying party, in defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the indemnified party of a release from all liability in respect to such claim or litigation.

                       (d) If the indemnification provided for in this
Section 1.7 is unavailable or insufficient to hold harmless to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. Notwithstanding the provisions of this paragraph (d), Holder shall not be required to contribute any amount in excess of the amount of net proceeds received by such Holder from the sale of such Holder's Registrable Securities. Moreover, no person or entity guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Act shall be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                       (e) The obligations of a Holder under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a registration statement under this Agreement and shall be in addition to any other liability which SangStat and the Holder may have.

                       (f) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in an underwriting agreement (if any) entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

              1.8 TERMINATION OF REGISTRATION RIGHTS. The registration rights provided in this Section 1 shall terminate if all shares of Registrable Securities may be sold pursuant to Rule 144 in any three (3) month period. Upon the termination of registration rights pursuant to this Section 1.8, SangStat shall have the right to withdraw the registration statement, or any portion thereof, covering the Registrable Securities.

              1.9 LEGENDS. Each certificate representing the Common Stock purchased pursuant to the terms of the Stock Purchase Agreement, shall be stamped or otherwise imprinted with a legend substantially in the following form:

                  "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS IT HAS BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE."

A certificate shall not bear such legend if in the opinion of counsel reasonably satisfactory to SangStat the securities being sold thereby may be publicly sold without registration under the Securities Act and any applicable state securities laws.

              1.10 REPORTS UNDER SECURITIES EXCHANGE ACT OF 1934. With a view to making available to a Holder the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of SangStat to the public without registration or pursuant to a registration on Form S-3, SangStat agrees to:

                       (a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times;

                       (b) file with the SEC in a timely manner all reports and other documents required of SangStat under the Act and the 1934 Act; and

                       (c) furnish to the Holder, so long as the Holder owns any Registrable

Securities, forthwith upon request (i) a written statement by SangStat that it has complied with the reporting requirements of SEC Rule 144, the Act and the 1934 Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (ii) a copy of the most recent annual or quarterly report of SangStat and such other reports and documents so filed by SangStat, and (iii) such other information as may be reasonably requested in availing the Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

2.       MISCELLANEOUS.

              2.1 AMENDMENT. This Agreement may only be amended by a writing signed by the Holder and SangStat.

              2.2 ENTIRE AGREEMENT; CONTROLLING DOCUMENT. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence and understandings between the parties with respect to the subject matter hereof, whether oral or in writing.

              2.3 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

              2.4 HEADINGS. The section headings used in this Agreement are intended principally for convenience and shall not by themselves determine the rights and obligations of the parties to this Agreement.

              2.5 DELAY AND WAIVER. No delay on the part of either party in exercising any right under this Agreement shall operate as a waiver of such right. The waiver by either party of any other term or condition of this Agreement shall not be construed as a waiver of a subsequent breach or failure of the same term or condition or a waiver of any other term or condition contained in this Agreement.

              2.6 GOVERNING LAW. This Agreement shall be governed by and construed under the laws of the State of Delaware without regard to conflicts of law principles.

              2.7 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

              2.8 EXPENSES. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, and delivery of this Agreement.

              2.9 ALTERNATIVE DISPUTE RESOLUTION. The parties agree to effectuate all reasonable efforts to resolve in an amicable manner any and all disputes between them in connection with this Agreement. The parties agree that any dispute that arises in connection with this Agreement, which cannot be amicably resolved informally shall be finally settled as set forth in the Alternative Dispute Resolution provisions of Exhibit E to the Co-Promotion Agreement between

Abbott and SangStat dated as of May 7, 1999.

              2.10 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of SangStat and the Holder.

              2.11 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

              2.12 FURTHER ASSURANCES. SangStat and Abbott shall do and perform or cause to be performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments or documents as the other party may reasonably request from time to time in order to carry out the intent and purposes of this Agreement and the consummation of the transactions contemplated by the Agreement. Neither SangStat nor Abbott shall voluntarily undertake any course of action inconsistent with the satisfaction of the requirements applicable to them as set forth in this Agreement, and each shall promptly do all such acts and take all such measures as may be appropriate to enable them to perform as early as practicable their obligations under this Agreement.

              2.13 NO THIRD PARTY RIGHTS. Nothing in this Agreement shall create or be deemed to create any rights in any person or entity not a party to his Agreement.

              2.14 MUTUAL DRAFTING. This Agreement is the joint product of SangStat and Abbott and each provision of the Agreement has been subject to consultation, negotiation and agreement of SangStat and Abbott and their respective legal counsel and advisers and any rule of construction that a document shall be interpreted or construed against the drafting party shall not apply.

                  IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first above written.


                      SANGSTAT MEDICAL CORPORATION



                      By:



        Address:      1505 Adams Drive
                      Menlo Park, CA 94025



                      ABBOTT LABORATORIES:



                      By:
                      Name:
                      Title:



        Address:

                                  APPENDIX 1.4

                               ABBOTT INFORMATION:

All information furnished below by the undersigned for use in the Registration Statement on Form S-3 is, and on the date such shares registered thereunder, will be true, correct, and complete in all material respects, and does not, and on the date on which the undersigned sells such shares, will not, contain any untrue statement of a material fact or omit to state any material fact necessary to make such information not misleading. By completing and returning this information statement, the undersigned hereby consents to the use of its, address, and share ownership information in the Form S-3 of SangStat Medical Corporation.


A. DATE.

   Fill in Date:                                ______________________________


B. NAME.                                                    Print:

   Print and sign name or names                 ______________________________
   exactly as name or names appear on
   share certificate.  If certificate is held   ______________________________
   in more than one name, all must sign.

                                                            Sign:

                                                ______________________________

                                                ______________________________

C. ADDRESS.

   Fill in your address:                        ______________________________

                                                ______________________________

                                                ______________________________

D. STOCK OWNED.

   Fill in number of shares of              Of Record           Beneficially
   Common Stock owned of record
   and beneficially.
                                        --------------------   ----------------



E. AGGREGATE NUMBER OF SHARES OF COMMON STOCK TO BE SOLD:

                  _____________ Shares


F. STATUS.

   The undersigned is an individual ( ), partnership ( ), corporation ( ), or other, as more fully described below ( ). The undersigned is not acting in a fiduciary capacity or as a nominee in selling shares in the public offering, except as indicated below.

------------------------------------------------------------------------------

------------------------------------------------------------------------------

------------------------------------------------------------------------------